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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Amendment No. 6 to Form SB-2 and the prospectuses included therein of our report dated February 29, 1996 on our audit of the financial statements of Far West Electric Energy Fund, L.P. We also consent to the reference to our firm under the caption "Experts".

/s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah
November 27, 1996